UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported)

December 31, 2008

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52155	76-0662382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of principal executive offices including Zip Code)

(713) 659-3855

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendments to Employment Agreements.

On December 31, 2008, and as approved by the Compensation Committee of the Board of Directors of GeoMet, Inc. (the “Company”), the Company amended the Employment Agreements of J. Darby Seré, President and Chief Executive Officer, and William C. Rankin, Executive Vice President and Chief Financial Officer. The principal purpose of these amendments is to comply with the final regulations under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”). Section 409A generally applies to nonqualified plans which provide for payment of compensation in a taxable year later than the taxable year in which the recipient becomes vested in the compensation.

Messrs. Seré and Rankin entered into Employment Agreements with the Company on December 7, 2000. Under the terms of the original agreements, Messrs. Seré and Rankin were eligible to receive a cash severance payment in the event that their employment was terminated by the Company without cause or by the executive for good reason. The original agreements required that this cash severance be paid to the executive within 30 days of his termination date. On March 13, 2007, following the enactment of Section 409A but prior to issuance of the final regulations, the Employment Agreements were amended to, among other things, delay payment of the cash severance for a period of six months following the date of termination. The purpose of the amendment delaying the payment of the cash severance was to comply with Section 409A.

The December 31, 2008 amendments to the Employment Agreements are intended to restore, to the extent permitted under the final regulations under Section 409A, the original 30-day payment period for the cash severance in the event that Mr. Seré or Mr. Rankin is terminated by the Company without cause or terminates his employment for good reason. The amendments also include an additional provision intended to ensure that any other severance or other payments under the Employment Agreements are either exempt from or in compliance with Section 409A.

The summary of the December 31, 2008 amendments to the Employment Agreements of Messrs. Seré and Rankin set forth above is qualified in its entirety by reference to the Second Amendment to Employment Agreement dated December 31, 2008 between the Company and J. Darby Seré and the Second Amendment to Employment Agreement dated December 31, 2008 between the Company and William C. Rankin, copies of which are attached to this report as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this current report on Form 8-K:

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement dated December 31, 2008 between the Company and J. Darby Seré.

10.2	Second Amendment to Employment Agreement dated December 31, 2008 between the Company and William C. Rankin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009	By:	/s/ William C. Rankin
William C. Rankin
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement dated December 31, 2008 between the Company and J. Darby Seré.

10.2	Second Amendment to Employment Agreement dated December 31, 2008 between the Company and William C. Rankin.